Exhibit 99
[LOGO]		News Release
First Midwest Bancorp 300 Park Blvd., Suite 405 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE	CONTACT:	Barbara E. Briick (630) 875-7459 www.firstmidwest.com
	TRADED: SYMBOL:	Nasdaq FMBI
FIRST MIDWEST BANCORP ANNOUNCES BANK CHARTER CONVERSION AND TRUST MERGER

ITASCA, IL, JULY 9, 2001 - First Midwest Bancorp, Inc. (Nasdaq: FMBI) today announced that its banking subsidiary, First Midwest Bank, has converted from a national banking association to an Illinois banking corporation with full fiduciary powers and will continue to operate under the name "First Midwest Bank". In a related transaction, First Midwest's trust subsidiary, First Midwest Trust Company, Illinois' sixth largest trust operation, has merged into First Midwest Bank.

The charter conversion was effected to realize meaningful reduction in supervisory costs estimated to be in the low six-figure range in 2001 and in the mid six-figure range annually thereafter. More importantly, the merger of the trust operation into the bank has significant revenue enhancement potential arising from the more seamless, integrated commercial-trust team delivery of trust, investment management and fiduciary services to the Bank's numerous commercial and personal clients.

With assets of approximately $6 billion, First Midwest is the largest independent and one of the overall largest banking companies in the highly attractive suburban Chicago banking market. As the premier independent suburban Chicago banking company, First Midwest provides commercial banking, trust, investment management, fiduciary and related financial services to a broad array of customers through some 70 offices located in more than 40 communities primarily in northern Illinois.

This Press Release contains certain forward-looking statements which represent First Midwest's expectations and beliefs concerning reductions in supervisory costs and related revenue enhancements resulting from the successful integration of trust operations into First Midwest Bank. These statements involve significant risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. First Midwest does not undertake any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

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